                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
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                  (Originator of the Trust referred to herein)
             (Exact name of registrant as specified in its charter)

                      CHASE CREDIT CARD OWNER TRUST 2001-1
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                             (Issuer of Securities)

      United States                   333-74303                 22-2382028
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(State or other jurisdiction   (Commission File Number)   (IRS Employer
of incorporation)                                         Identification No.)


         White Clay Center Drive, Building 200, Newark, Delaware      19711
         --------------------------------------------------------     ----------
         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5000

If this Form relates to the                  If this Form relates to the
registration of a class of debt              registration of a class of debt
securities and is effective upon             securities and is to become
filing pursuant to General                   effective simultaneously with the
Instruction A (c) (1) please check           effectiveness of a concurrent
the following:                               registration statement under the
                                             Securities Act of 1933 pursuant to
                                             General Instruction A (c) (2)
-----                                        please check the following:

                                               X
                                             -----

Securities to be registered to Section 12(b) of the Act:

       Title of each Class                   Name of each Exchange on which
       to be registered                      each Class is to be registered

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Securities to be registered pursuant to Section 12 (g) of the Act:

Class A Floating Rate Asset Backed Notes, Series 2001-1
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                    (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2001-1
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                    (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2001-1
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                    (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




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* Incorporated by reference to the Registrant's Registration Statement

                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 27, 2002

                                              Chase Manhattan Bank USA, National
                                              Association, as Administrator


                                              By:  /s/ Patricia Garvey
                                              ----------------------------------
                                              Name:    Patricia Garvey
                                              Title:   Vice President